Exhibit 16.1

WANG CERTIFIED PUBLIC ACCOUNTANT, P.C.

Wang Certified Public Accountant P.C.

135-27 38th AVE.

Flushing, NY 11354

WWW.Q9Q.COM

April 8, 2020

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Re: Future FinTech Group, Inc. (Commission file number: 001-34502)

Dear Sirs/Madams:

We have read the statements made by Future Fintech Group, Inc. (the “Company”) in Item 4.01 of the Company’s Current Report on Form 8-K dated April 3, 2020 and agree with the statements made regarding our firm. We have no basis to agree or disagree with other statements of the Company made under Item 4.01 therein.

Sincerely,

Wang Certified Public Accountant, P.C.